Exhibit 4.1

Portions of this document have been redacted pursuant to Item 601(b)(2)(ii) of Regulation S-K because it is both not material and is the type that the registrant treats as private or confidential. Redacted portions are indicated with the notation “[***]”.

FORM OF REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (as may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is dated as of , 2025, by and among Fermi Inc., a Texas corporation (the “Company”), and the undersigned Holders of Registrable Securities (as each term is defined below) and such other holders of Registrable Securities that join this Agreement pursuant to the provisions herein.

Article I
DEFINITIONS

In this Agreement:

“Affiliate” has the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

“Agreement” has the meaning set forth in the Preamble.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act.

“Board” has the meaning set forth in Section 2.3(b) hereof.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by applicable law to be closed in New York, New York.

“Class A Holders” means the holders of Class A Units of Fermi LLC set forth on Schedule A hereto under the heading “Class A Holders.”

“Class A Units” means the Class A units of Fermi LLC.

“Common Stock” means the shares of common stock, par value $0.001 per share, of the Company, and any other capital stock of the Company into which such common stock is reclassified or reconstituted.

“Company” has the meaning set forth in the Preamble.

“Control” (including its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

“Demand Notice” has the meaning set forth in Section 2.1(a) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Holder” or “Holders” means the Persons set forth on Schedule A hereto or any transferee of Registrable Securities to whom any Person who is a party to this Agreement shall Assign any rights hereunder in accordance with Section 6.1 (Assignment).

“Initial Public Offering” means a transaction or action pursuant to which the Shares of Common Stock are first listed on a national securities exchange in the United States.

“Initiating Holders” means any Holder or group of Holders who properly initiate a registration request under this Agreement.

“Enrico Holders” means the Holders set forth on Schedule A hereto under the heading “Enrico Holders.”

“Fermi LLC” means Fermi LLC, a Texas limited liability company.

“Lock-Up Period” has the meaning set forth in the underwriting agreement entered into in connection with the Company’s Initial Public Offering.

“Management Holders” means the Holders set forth on Schedule A hereto under the heading “Management Holders.”

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, a cooperative, an unincorporated organization or other form of business organization, whether or not regarded as a legal entity under applicable law, or any governmental authority or any department, agency or political subdivision thereof.

“Potential Participant” has the meaning set forth in Section 2.6.

“Preferred Unit Holders” means the holders of Preferred Units of Fermi LLC set forth on Schedule A hereto under the heading “Preferred Unit Holders.”

“Preferred Units” means Preferred Units of Fermi LLC.

“Recognized Exchange” means The New York Stock Exchange, the Nasdaq Stock Market or any securities exchange on which similar securities of the Company are then listed.

“Registrable Securities” means shares of Common Stock that may be held by the Holders from time to time. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when (a) a registration statement covering the resale of such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been sold, transferred, disposed of or exchanged pursuant to such effective registration statement, as a result of which the legend on any certificate or book-entry notation, as the case may be, representing such Registrable Security restricting transfer of such Registrable Security has been removed; (b) such Registrable Securities have been sold pursuant to Rule 144 or Rule 145 (or any successor rules or regulations then in force); (c) such Registrable Securities cease to be outstanding (or issuable upon exchange); or (d) such Registrable Securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144.

“Registration Expenses” means any and all expenses reasonably incurred in connection with the performance of or compliance with this Agreement, including:

(a) all SEC, stock exchange or FINRA registration and filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Rule 5121 of FINRA, and of its counsel);

(b) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities);

(c) all printing, messenger and delivery expenses;

(d) all fees and expenses incurred in connection with the listing of the Registrable Securities on any Recognized Exchange or FINRA and all rating agency fees;

(e) the reasonable fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or comfort letters required by or incident to such performance and compliance (including, without limitation, any such audits and comfort letters relating to financial statements pursuant to Rule 3-05 of Regulation S-X and Article 11 thereunder);

(f) any fees and disbursements of underwriters customarily paid by the issuers or sellers of Securities, including liability or similar insurance if the Company so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but, for the avoidance of doubt, excluding underwriting discounts, selling commissions and transfer taxes, if any;

(g) the reasonable fees and out-of-pocket expenses of not more than one law firm for the Initiating Holders (as selected by a majority of the Initiating Holders (which may be the same counsel as selected for the Company));

(h) the costs and expenses of the Company relating to analyst and investor presentations or any “road show” undertaken in connection with the registration and/or marketing of the Registrable Securities (including the reasonable out-of-pocket expenses of the Holders); and

(i) any other fees and disbursements customarily paid by the issuers of Securities.

“SEC” means the U.S. Securities and Exchange Commission or any successor agency.

“Securities” means capital stock, limited partnership interests, limited liability company interests, beneficial interests, warrants, options, notes, bonds, debentures and other securities, equity interests, ownership interests and similar obligations of every kind and nature of any Person.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Shares” means shares of Common Stock of the Company. Shares held by or on behalf of a Holder, the certificate for which does not bear a Securities Act restrictive legend, which Shares may be resold freely without registration under the Securities Act, will not be considered Shares for purposes of the demand and piggyback provisions of this Agreement.

“Shelf Registration Statement” has the meaning set forth in Section 2.3(a).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (b) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock (or equivalent ownership interest) of the limited liability company, partnership, association or other business entity is at the time owned or Controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or Control the managing director or general partner of such limited liability company, partnership, association or other business entity.

“Underwritten Block Trade” has the meaning set forth in Section 2.6.

“WKSI” means a well-known seasoned issuer, as defined in Rule 405 under the Securities Act.

Article II
DEMAND AND PIGGYBACK RIGHTS

2.1  Right to Demand a Non-Shelf Registered Offering.

(a)  Upon the written demand of any of the Initiating Holders made at any time and from time to time, in each case, after the expiration of the Lock-Up Period (a “Demand Notice”), the Company will facilitate in the manner described in this Agreement a non-shelf registered offering of the Registrable Securities requested by the such Initiating Holder to be included in such offering provided that (i) the market value, based on the closing price of the Common Stock of the Business Day immediately preceding the date of the Demand Notice, of the aggregate amount of Registrable Securities requested to be included in such non-shelf registered offering is at least $75 million, (ii) the Company shall not be obligated to effect more than two such non-shelf registered offering demands in any twelve-month period and (iii) the Company shall not be obligated to effect more than two registrations under this Section 2 at the request of each of the Preferred Unit Holders, on the one hand, and the Enrico Holders, on the other, for the term of this Agreement; provided that this clause (iii) shall not limit the rights hereunder of any Preferred Unit Holder or any Enrico Holder to participate in a registration requested by another Holder or to make a demand under Section 2.3(a); further provided that, for the avoidance of doubt, a registration statement filed with the SEC pursuant to a Demand Notice that has not been declared effective by the SEC shall not count as a registration hereunder.

(b) Any demanded non-shelf registered offering pursuant to Section 2.1(a) may, at the Company’s option, include Shares to be sold by the Company for its own account and will also include Registrable Securities to be sold by Holders that exercise their related piggyback rights pursuant to Section 2.2 hereof and any other Registrable Securities to be sold by the holders of registration rights granted other than pursuant to this Agreement exercising such rights, in each case, to the extent exercising such rights on a timely basis. In order to be valid, the Demand Notice must provide the information described in Section 3.1 hereof (if applicable) and Section 4.5 hereof or be followed by such information, when requested as contemplated by Section 4.5 hereof.

(c) Without limiting any other obligations of the Company hereunder, as soon as reasonably practicable, but in no event later than 30 days after receiving a valid Demand Notice satisfying the criteria set forth in this Section 2.1, the Company shall use its commercially reasonable efforts to file with the SEC a registration statement covering all of the Registrable Securities covered by such Demand Notice as well as any other Registrable Securities as to which registration is properly requested in accordance with Section 2.2 hereof (which other Registrable Securities may be included by means of a pre-effective amendment) and any other registrable securities properly requested in accordance with other registration rights agreements with the Company and to cause such registration statement to become effective as promptly as practicable (but in no event later than 60 days after it shall have filed such registration statement (or thirty 30 days if the SEC does not review such registration statement), but subject in each case to any cutbacks imposed in accordance with Section 3.5 hereof and the limitations set forth in Section 2.5 hereof.

2.2  Right to Piggyback on a Non-Shelf Registered Offering. In connection with any registered offering of Shares covered by a non-shelf registration statement (whether pursuant to the exercise of demand rights or at the initiative of the Company), the Holders may exercise piggyback rights to have included in such offering Registrable Securities held by them, subject in each case to any cutbacks imposed in accordance with Section 3.5 hereof and the limitations set forth in Section 2.5 hereof. The Company will facilitate in the manner described in this Agreement any such non-shelf registered offering.

2.3  Right to Demand and be Included in a Shelf Registration.

(a)  Upon the receipt of a Demand Notice from any of the Initiating Holders made at any time when the Company is eligible to utilize Form S-3 or a successor form to sell Shares in a secondary offering on a delayed or continuous basis in accordance with Rule 415 under the Securities Act, the Company will use its commercially reasonable efforts to facilitate in the manner described in this Agreement a shelf registration statement (a “Shelf Registration Statement”) covering any Registrable Securities that are not covered by an existing Shelf Registration Statement. Within five Business Days after the receipt of the Demand Notice, the Company shall give written notice of such Demand Notice to all Holders and shall include any Registrable Securities held by the Holders in such Shelf Registration Statement. In addition, no later than ten Business Days following the expiration of the Lock-Up Period, the Company shall prepare and file with the SEC a Shelf Registration Statement covering the resale of, at the election of the Holders, all or a portion of the Registrable Securities on a delayed or continuous basis in accordance with Rule 415.

(b)  Each Holder agrees to deliver such information as the Company may reasonably request in writing, if any, to the Company at least three Business Days prior to the anticipated filing date of a Shelf Registration Statement pursuant to this Section 2.3. If a Holder does not timely provide the information, the Company may reasonably request that such Holder will not be named as a selling securityholder in the Shelf Registration Statement and will not be permitted to sell its securities under the Shelf Registration Statement. A Holder may withdraw all or any portion of its Registrable Securities included on a Shelf Registration Statement from such Shelf Registration Statement at any time prior to the filing of such Shelf Registration Statement. If at the time of such request the Company is eligible for WKSI status, such Shelf Registration Statement may, upon the approval of the board of directors of the Company (the “Board”), cover an unspecified number of Registrable Securities to be sold by the Company and the Holders.

2.4  Demand and Piggyback Rights for Shelf Takedowns. Upon the receipt of a Demand Notice from an Initiating Holder made at any time after a Shelf Registration Statement filed pursuant to Section 2.3 has become effective, the Company will facilitate in the manner described in this Agreement an underwritten offering of Registrable Securities off of an effective Shelf Registration Statement; provided that (a) the market value, based on the closing price of the Common Stock of the Business Day immediately preceding the date of the Demand Notice, of the aggregate amount of Registrable Securities requested to be included in such shelf registered offering is at least $75 million, and (b) the Company shall not be obligated to effect more than two such registered offering demands in any twelve-month period (inclusive of any non-shelf registered offering demands). In connection with any underwritten shelf takedown (whether pursuant to the exercise of such demand rights by any of the Initiating Holders or at the initiative of the Company), the Holders may exercise piggyback rights to have included in such takedown Registrable Securities held by them that are registered on such shelf.

2.5  Limitations on Demand and Piggyback Rights.

(a)  Any demand for the filing of a registration statement or for a registered offering or takedown, and the exercise of any piggyback registration rights, will be subject to the constraints of any applicable lockup arrangements, and any such demand must be deferred until such lockup arrangements no longer apply. If a demand has been made for a non-shelf registered offering or for an underwritten takedown, no further demands may be made so long as the related offering is still being pursued. Notwithstanding anything in this Agreement to the contrary, the Holders will not have piggyback or other registration rights with respect to the following registered primary offerings by the Company: (i) a registration relating solely to employee benefit plans; (ii) a registration on Form S-4 or Form S-8 (or other similar successor forms then in effect under the Securities Act); (iii) a registration pursuant to which the Company is offering to exchange its own Securities for other Securities; (iv) a registration statement relating solely to dividend reinvestment or similar plans; (v) a shelf registration statement pursuant to which only the initial purchasers and subsequent transferees of debt securities of the Company or any Subsidiary that are convertible for common equity and that are initially issued pursuant to Rule 144A and/or Regulation S of the Securities Act may resell such notes and sell the common equity into which such notes may be converted; (vi) a registration where the Registrable Securities are not being sold for cash; (vii) an exchange registration; or (viii) a registration of Securities where the offering is a bona fide offering of debt securities, even if such Securities are convertible into or exchangeable or exercisable for Shares.

(b)  The Company may postpone the filing of a demanded registration statement or suspend the effectiveness of any Shelf Registration Statement for a reasonable “blackout period” not in excess of 90 days if the Board determines in good faith that such registration or offering (i) would materially interfere with a bona fide business, reorganization, acquisition or divestiture or financing transaction of the Company or its Subsidiaries; (ii) would require disclosure of material, non-public information that the Company has a bona fide business purpose for preserving as confidential; or (iii) is reasonably likely to require premature disclosure of information, the premature disclosure of which could materially and adversely affect the Company; provided that the Company shall not delay the filing of any demanded registration statement more than once in any 12-month period (except that the Company shall be able to use this right more than once in any 12-month period if the Company is exercising such right during the 15-day period prior to the Company’s regularly scheduled quarterly earnings announcement and the total number of days of postponement in such 12-month period does not exceed 90 days). The blackout period will end upon the earlier to occur of, (i) in the case of a bona fide business, acquisition or divestiture or financing transaction, a date not later than 90 days from the date such deferral commenced, and (ii) in the case of disclosure of non-public information, the earlier to occur of (x) the filing by the Company of its next succeeding Annual Report on Form 10-K or Quarterly Report on Form 10-Q, or (y) the date upon which such information is otherwise disclosed or becomes public knowledge.

2.6  Block Trades. If an Initiating Holder desires to engage in an underwritten block trade or bought deal pursuant to a Shelf Registration Statement (either through filing an Automatic Shelf Registration Statement or through a take-down from an already existing Shelf Registration Statement) (each, an “Underwritten Block Trade”), then, notwithstanding the time periods set forth in Section 2.1(c), such Initiating Holder shall notify the Company of the Underwritten Block Trade not less than three Business Days prior to the day such offering is first anticipated to commence. The Company will use its commercially reasonable efforts to promptly notify the other Holders of such Underwritten Block Trade at the address provided in writing to the Company prior to such trade and such notified Holders (each, a “Potential Participant”) may elect whether or not to participate no later than the next Business Day (i.e., two Business Days prior to the day such offering is to commence) (unless a longer period is agreed to by such Initiating Holder), and the Company will as expeditiously as possible use its commercially reasonable efforts to facilitate such Underwritten Block Trade (which may close as early as one Business Day after the date it commences). The Holders wishing to engage in the Underwritten Block Trade shall, to the extent practicable, use commercially reasonable efforts to work with the Company and any underwriters in order to facilitate preparation of any registration statement, prospectus and other offering documentation related to the Underwritten Block Trade. Any Potential Participant may withdraw from an Underwritten Block Trade by providing written notice to the Company at least one Business Day prior to the day such offering is first anticipated to commence, provided that such withdrawal shall be irrevocable and, after making such withdrawal, such Holder shall no longer have any right to include its Registrable Securities in such offering. Notwithstanding anything to the contrary in this Agreement, any Underwritten Block Trade requested hereunder must be for an aggregate expected proceeds of at least $50 million.

Article III
NOTICES, CUTBACKS AND OTHER MATTERS

3.1  Notifications Regarding Registration Statements. Within ten Business Days prior to the expiration of the Lock-Up Period, the Company will request such information from each Holder as is required to be included in the Shelf Registration Statement to be filed pursuant to Section 2.3(a) or is otherwise required by FINRA or the SEC in connection with such Shelf Registration Statement, including the number of Registrable Securities sought to be registered and the proposed plan of distribution by each such Holder of such Registrable Securities. In order for the Initiating Holders to exercise their right to demand pursuant to Article II that a registration statement be filed, they must include in their Demand Notice the number of Registrable Securities sought to be registered and the proposed plan of distribution.

3.2  Notifications Regarding Registration Piggyback Rights.

(a)  In the event that the Company receives (i) any demand pursuant to Section 2.1 hereof; or (ii) if the Company files a registration statement with respect to a non-shelf registered offering, the Company will promptly give to each of the Holders a written notice thereof no later than 5:00 p.m., New York City time, on the fifth Business Day (1) following receipt by the Company of such demand, or (2) prior to the proposed filing of such registration statement, as applicable. Any Holder wishing to exercise its piggyback rights with respect to any such non-shelf registration statement must notify the Company and the other Holders of the number of Registrable Securities it seeks to have included in such registration statement in a written notice. Such notice must be given as soon as practicable, but in no event later than 5:00 p.m., New York City time, on the third Business Day prior to the date on which the preliminary prospectus intended to be used in connection with pre-effective marketing efforts for the relevant offering is filed with the SEC.

(b)  Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain appropriate confidentiality of their discussions regarding a prospective non-shelf registration.

3.3  Notifications Regarding Demanded Underwritten Takedowns.

(a)  The Company will keep the Holders reasonably apprised of all pertinent aspects of any underwritten shelf takedown demanded by the Initiating Holders in order that Holders may have a reasonable opportunity to exercise their related piggyback rights. Without limiting the Company’s obligation as described in the preceding sentence and except as otherwise required by Section 2.6, having a reasonable opportunity requires that the Holders be notified by the Company of an anticipated underwritten takedown (whether pursuant to a demand made by the Initiating Holders or made at the Company’s own initiative) no later than 5:00 p.m., New York City time, on (i) if applicable, the second Business Day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with pre-pricing marketing efforts for such takedown is filed with the SEC, and (ii) in all other cases, the second Business Day prior to the date on which the pricing of the relevant takedown occurs.

(b)  Any Holder wishing to exercise its piggyback rights with respect to an underwritten shelf takedown must notify the Company and the other Holders of the number of Registrable Securities it seeks to have included in such takedown. Except as otherwise required by Section 2.6, such notice must be given as soon as practicable, but in no event later than 5:00 p.m., New York City time, on (i) if applicable, the Business Day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with marketing efforts for the relevant offering is filed with the SEC, and (ii) in all cases, the Business Day prior to the date on which the pricing of the relevant takedown occurs.

(c)  Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain appropriate confidentiality of their discussions regarding a prospective underwritten takedown.

3.4  Plan of Distribution, Underwriters and Advisors. If a majority of the Registrable Securities proposed to be sold in an underwritten offering through a non-shelf registration statement or through a shelf takedown is being sold by the Company for its own account, the Company will be entitled to determine the plan of distribution and select the managing underwriters and any provider of advisory services for such offering. Otherwise, Holders holding a majority of the Shares requested to be included will be entitled to determine the plan of distribution and select the managing underwriters and any provider of advisory services; provided that such investment banker or bankers, managers and providers of advisory services shall be reasonably satisfactory to the Company.

3.5  Cutbacks. If the managing underwriters advise the Company and the selling Holders that, in their opinion, the number of Registrable Securities requested to be included in an underwritten offering exceeds the amount that can be sold in such offering without adversely affecting the distribution of the Registrable Securities being offered, the price that will be paid in such offering or the marketability thereof, such offering will include only the number of Registrable Securities that the underwriters advise can be sold in such offering in the following order of priority:

(a)  If such underwritten offering is initiated by an Initiating Holder pursuant to Article II, then, with respect to each class proposed to be registered:

(i)  first, the Registrable Securities beneficially owned by Holders requested to be included in such demand registration, allocated pro rata among the respective Holders beneficially owning such Registrable Securities on the basis of the number of Registrable Securities beneficially owned by each such Holder;

(ii)  second, any Securities to be sold by the Company for its own account; and

(iii)  third, other Securities held by any other third parties requested to be included in such demand registration pursuant to registration rights granted to such third-party holder.

(b)  If such underwritten offering is initiated by the Company, then, with respect to each class proposed to be registered:

(i) first, any Securities to be sold by the Company for its own account in an amount up to 75% of the aggregate amount of all Securities to be registered in such offering;

(ii) second, the Registrable Securities beneficially owned by Holders of Registrable Securities requested to be included pursuant to this Agreement, allocated pro rata among the respective Holders beneficially owning such Registrable Securities on the basis of the number of Registrable Securities beneficially owned by each such Holder; provided that the Registrable Securities proposed to be included by any such Initiating Holder shall not be reduced to less than 25% of the Registrable Securities proposed to be included by such Initiating Holder in such underwritten offering; and

(iii) third, other Securities held by any other third parties requested to be included pursuant to registration rights granted to such third-party holder.

(c)  If such underwritten offering is initiated by any third-party holder, then, with respect to each class proposed to be registered:

(i)  first, Securities held by demanding third parties requested to be included pursuant to registration rights granted to such third-party holder and the Registrable Securities beneficially owned by Holders requested to be included, allocated pro rata among the respective third-party holders beneficially owning such Securities and the Holders beneficially owning such Registrable Securities, respectively on the basis of the number of Securities or Registrable Securities beneficially owned by each such third-party holder and Holder, respectively;

(ii)  second, any Securities to be sold by the Company for its own account; and

(iii)  third, other Securities held by any other third parties requested to be included pursuant to registration rights granted to such third-party holder.

(d)  Notwithstanding anything in this Assignment to the contrary, in no event shall the Enrico Holders be reduced pursuant to this Section 3.5 to less than 20% of the Registrable Securities held by them in any underwritten offering, regardless of whether initiated by the Initiating Holders, the Company or any third party holder.

3.6  Withdrawals. Even if Registrable Securities held by a Holder have been part of a registered underwritten offering, such Holder may, no later than the time at which the public offering price and underwriters’ discount are determined with the managing underwriter, decline to sell all or any portion of the Registrable Securities being offered for its account.

3.7  Lockups. In connection with any underwritten offering of Shares, the Company and each Holder that holds Registrable Securities in excess of 5% of the Company or that participates in such offering will agree (in the case of Holders, with respect to Registrable Securities respectively beneficially owned by them) to be bound by the underwriting agreement’s lockup restrictions and lock-up period (which must apply in like manner to all of them) that are agreed to by the Company for so long as such Holders hold Registrable Securities.

Article IV
FACILITATING REGISTRATIONS AND OFFERINGS

4.1  General. If the Company becomes obligated under this Agreement to facilitate a registration and offering of Registrable Securities on behalf of Holders, the Company will do so with the same degree of care and dispatch as would reasonably be expected in the case of a registration and offering by the Company of Registrable Securities for its own account. Without limiting this general obligation, the Company will fulfill its specific obligations as described in this Article IV.

4.2  Registration Statements. In connection with each registration statement that is demanded by Holders in accordance with this Agreement or as to which piggyback rights otherwise apply, the Company will:

(a)  (i) prepare and file with the SEC a registration statement on the appropriate form covering the applicable Registrable Securities; (ii) file amendments thereto as warranted; (iii) seek the effectiveness thereof; and (iv) file with the SEC prospectuses and prospectus supplements as may be required, all in consultation with the Initiating Holders, as applicable, and as reasonably necessary in order to permit the offer and sale of such Registrable Securities in accordance with the applicable plan of distribution;

(b)  (i) within a reasonable time prior to the filing of any registration statement, any prospectus, any amendment to a registration statement, amendment or supplement to a prospectus or any free writing prospectus (in each case including all exhibits filed therewith), provide copies of such documents to the selling Holders and to the underwriter or underwriters of an underwritten offering, if applicable, and to their respective counsel; and fairly consider such changes in any such documents prior to or after the filing thereof as the counsel to the Holders or the underwriter or the underwriters may reasonably request; and make such of the representatives of the Company available for discussion of such documents as shall be reasonably requested by the selling Holders or any underwriter; and (ii) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a registration statement or a prospectus: provide copies of such document to counsel for the Holders and underwriters; fairly consider such changes in such document prior to or after the filing thereof as counsel for such Holders or such underwriter shall reasonably request; and make such of the representatives of the Company available for discussion of such document as shall be reasonably requested by such counsel ;

(c)  use commercially reasonable efforts to cause each registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement and during the distribution of the registered Registrable Securities (i) to comply in all material respects with the requirements of the Securities Act (including the rules and regulations promulgated thereunder) and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d)  notify each Holder promptly, and, if requested by such Holder, confirm such advice in writing, (i) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective if such registration statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462 under the Securities Act; (ii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose; (iii) if, between the effective date of a registration statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iv) of the happening of any event during the period a registration statement is effective as a result of which such registration statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(e)  furnish counsel for each underwriter, if any, and for the Holders copies of any correspondence with the SEC or any state securities authority relating to the registration statement or prospectus;

(f)  otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, including making available to its securityholders an earnings statement covering at least twelve months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar provision then in force); and

(g)  use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time.

4.3  Non-Shelf Registered Offerings and Shelf Takedowns. In connection with any non-shelf registered offering or shelf takedown that is demanded by Holders or as to which piggyback rights otherwise apply, the Company will:

(a)  cooperate with the selling Holders and the sole underwriter or managing underwriter of an underwritten offering, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Holders or the sole underwriter or managing underwriter of an underwritten offering of Registrable Securities, if any, may reasonably request at least five days prior to any sale of such Registrable Securities;

(b)  furnish to each Holder and to each underwriter, if any, participating in the relevant offering, without charge, as many copies of the applicable prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities; the Company hereby consents to the use of the prospectus, including each preliminary prospectus, by each such Holder and underwriter in connection with the offering and sale of the Registrable Securities covered by the prospectus or the preliminary prospectus;

(c)  (i) use commercially reasonable efforts to register or qualify the Registrable Securities being offered and sold, no later than the time the applicable registration statement becomes effective, under all applicable state securities or blue sky laws of such jurisdictions as each underwriter, if any, or any Holder holding Registrable Securities covered by a registration statement, shall reasonably request; (ii) use commercially reasonable efforts to keep each such registration or qualification effective during the period such registration statement is required to be kept effective; and (iii) do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction;

(d)  cause all Registrable Securities being sold to be qualified for inclusion in or listed on any Recognized Exchange on which Registrable Securities issued by the Company are then so qualified or listed if so requested by the Holders, or if so requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

(e)  cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter in an underwritten offering;

(f)  use commercially reasonable efforts to facilitate the distribution and sale of any Registrable Securities to be offered pursuant to this Agreement, including without limitation by making “road show” presentations, holding meetings with and making calls to potential investors and taking such other actions as shall be requested by the Holders or the lead managing underwriter of an underwritten offering; and

(g)  enter into customary agreements (including, in the case of an underwritten offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith:

(i)  make such representations and warranties to the selling Holders and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

(ii)  obtain opinions of counsel to the Company covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings;

(iii)  obtain “comfort” letters and updates thereof (including, without limitation, any such audits and comfort letters relating to financial statements pursuant to Rule 3-05 of Regulation S-X and Article 11 thereunder) from the Company’s independent certified public accountants addressed to the selling Holders, if permissible, and the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “comfort” letters to underwriters in connection with primary underwritten offerings; and

(h)  to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the Holders providing for, among other things, the appointment of such representative as agent for the selling Holders for the purpose of soliciting purchases of Registrable Securities, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants.

The above shall be done at such times as customarily occur in similar registered offerings or shelf takedowns.

4.4  Due Diligence. In connection with each registration and offering of Registrable Securities to be sold by Holders, the Company will, in accordance with customary practice, make available for inspection by underwriters and any counsel or accountant retained by such underwriters all relevant financial and other records, pertinent corporate documents and properties of the Company and cause appropriate officers, managers, employees, outside counsel and accountants of the Company to supply all information reasonably requested by any such underwriter, counsel or accountant in connection with their due diligence exercise, including through in-person meetings, but subject to customary privilege constraints.

4.5  Information from Holders. Each Holder that holds Registrable Securities covered by any registration statement will promptly furnish to the Company such information regarding itself as is required to be included in the registration statement or is otherwise required by FINRA or the SEC in connection with such registration statement, the ownership of Registrable Securities by such Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

4.6  Expenses. All Registration Expenses incurred in connection with any registration statement or registered offering covering Registrable Securities held by the Holders will be borne by the Company. However, underwriters’, brokers’ and dealers’ discounts and commissions applicable to and all transfer taxes (if any) attributable to the sale of Registrable Securities sold for the account of a Holder will be borne by such Holder.

Article V
INDEMNIFICATION

5.1  Indemnification by the Company. In the event of any registration under the Securities Act by any registration statement pursuant to rights granted in this Agreement of Registrable Securities held by Holders, the Company shall indemnify and hold harmless Holders, their officers, directors and affiliates, and each underwriter of such securities and each other Person, if any, who Controls any Holder or such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities (including reasonable documented legal fees and costs of court), joint or several, to which Holders or such underwriter or controlling Person may become subject under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse such Persons, as and when incurred, for any legal or other expenses reasonably incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages or liabilities (or any actions in respect thereof) arise out of or are based upon any violation or alleged violation by the Company of the Securities Act, any blue sky laws, securities laws or other applicable laws of any state or country in which such Shares are offered and relating to action taken or action or inaction required of the Company in connection with such offering, or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (a) contained, on its effective date, in any registration statement under which such securities were registered under the Securities Act or any amendment or supplement to any of the foregoing, or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (b) contained in any preliminary prospectus, if used prior to the effective date of such registration statement, or in the final prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment or supplement to the final prospectus), or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated in such prospectus or necessary to make the statements in such prospectus not misleading; and will reimburse Holders and each such underwriter and each such controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability; provided, however, that the Company shall not be liable to any Holder or its underwriters or controlling Persons in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or such amendment or supplement, in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by Holders or such underwriter specifically for use in the preparation thereof.

5.2  Indemnification by Holders. Each Holder, severally and not jointly, as a condition to including Registrable Securities in such registration statement shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.1 hereof) the Company, each of its directors, officers, partners, members, managers, managing members, of the Company’s securities covered by such a registration statement and any Person who Controls the Company within the meaning of the Securities Act, with respect to any statement or omission from such registration statement, or any amendment or supplement to it, if and only if such statement or omission was made in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by such Holder specifically regarding such Holder for use in the preparation of such registration statement or amendment or supplement, provided, however, that the liability of such Holder shall be limited to the net proceeds received by such Holder from the sale of Registrable Securities covered by such registration statement.

5.3  Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 5.1 and Section 5.2 hereof, the indemnified party will, if a claim in respect thereof is to be made or may be made against an indemnifying party, give written notice to such indemnifying party of the commencement of the action. The failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations in this Article V, except to the extent that the indemnifying party is actually prejudiced by the failure to give notice. If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense of the action with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume defense of the action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the action’s defense other than reasonable costs of investigation. An indemnified party shall have the right to employ separate counsel in any action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such indemnified party’s expense unless (a) the employment of such counsel has been specifically authorized in writing by the indemnifying party, which authorization shall not be unreasonably withheld; (b) the indemnifying party has not assumed the defense and employed counsel reasonably satisfactory to the indemnified party within thirty (30) days after notice of any such action or proceeding; or (c) the named parties to any such action or proceeding (including any impleaded parties) include the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to all local counsel which is necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties) for the indemnified party and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices. Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (not to be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which (a) does not include as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation; or (b) involves the imposition of equitable remedies or the imposition of any non-financial obligations on the indemnified party.

5.4  Contribution. If the indemnification required by this Article V from the indemnifying party is unavailable to or insufficient to hold harmless an indemnified party in respect of any indemnifiable losses, claims, damages, liabilities or expenses, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect (a) the relative benefit of the indemnifying and indemnified parties, and (b) if the allocation in clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefit referred to in clause (a) and also the relative fault of the indemnified and indemnifying parties, in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by a party shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by it bear to the total amounts (including, in the case of any underwriter, any underwriting commissions and discounts) received by each other party. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damage, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Company and Holders agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 5.4.

Notwithstanding the provisions of this Section 5.4, no indemnifying party shall be required to contribute any amount in excess of the amount by which the total price at which the securities were offered to the public by such indemnifying party exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of an untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such a fraudulent misrepresentation.

Article VI
OTHER AGREEMENTS

6.1  Assignment. (a) No Holder shall assign all or any part of this Agreement without the prior written consent of the Company (which such consent shall not be unreasonably withheld); provided, however, that without the prior written consent of the Company, a Holder may assign their respective rights and obligations under this Agreement in whole or in part to (x) any of their respective Affiliates and/or (y) any Person who becomes a holder of Registrable Securities upon a distribution by such Holder, as applicable, of shares of Common Stock to their respective direct or indirect members, limited partners or stockholders that becomes a party hereto by executing and delivering an assignment and joinder agreement to the Company, substantially in the form of Exhibit A to this Agreement; provided that unless otherwise agreed to in advance by the Company in writing, in no event shall any Holder be entitled to any “demand rights” under this Agreement pursuant to an assignment under this Section 6.1 other than as set forth on Exhibit B. Except as otherwise provided herein, this Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns.

6.2  Merger or Consolidation. In the event the Company engages in a merger or consolidation in which the Registrable Securities are converted into securities of another company, appropriate arrangements will be made so that the registration rights provided under this Agreement continue to be provided to Holders by the issuer of such securities.

6.3  Limited Liability. Notwithstanding any other provision of this Agreement, neither the members, general partners, limited partners or managing directors, or any directors or officers of any members, general or limited partner, advisory director, nor any future members, general partners, limited partners, advisory directors or managing directors, if any, of any Holder shall have any personal liability for performance of any obligation of such Holder under this Agreement in excess of the respective capital contributions of such members, general partners, limited partners, advisory directors or managing directors to such Holder.

6.4  Rule 144. If the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act but is not required to file such reports, it will, upon the request of any Holder, make publicly available such information), and it will take such further action as any Holder may reasonably request, so as to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements, including using commercially reasonable efforts to cause counsel to the Company to deliver customary legal opinions in connection with the removal of any restrictive legends in connection with a sale of such Registrable Securities. For the avoidance of doubt, this Section 6.4 shall not in any way limit or otherwise modify any applicable restrictions on transfer set forth in the LLC Agreement.

6.5  In-Kind Distributions. If any Holder seeks to effectuate an in-kind distribution of all or part of its Registrable Securities to its direct or indirect equityholders, the Company will, subject to applicable lockups, work with such Holder and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Holder.

Article VII
MISCELLANEOUS

7.1  Notices. All notices, requests, demands and other communications required or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, fax or air courier guaranteeing delivery to the Company at the addresses set forth below or to the applicable Holder at the address indicated on Schedule A hereto (or at such other address for a Holder as shall be specified by like notice):

Fermi Inc.

600 S. Tyler St., Suite 1501

Amarillo, TX 79101

Attention: Toby R. Neugebauer, Chief Executive Officer

Email: toby@fermiamerica.com

with a copy (which shall not constitute notice) to:

Haynes and Boone, LLP

2801 N. Harwood Street, Suite 2300

Dallas, Texas 75201

Attention: Matthew L. Fry, Esq. and Logan Weissler, Esq.

Email: matt.fry@haynesboone.com; logan.weissler@haynesboone.com

Any such notice, request, demand or other communication shall be deemed to have been duly given (a) on the date of delivery if delivered personally or by facsimile or electronic transmission; (b) on the first Business Day after being sent if delivered by nationally recognized overnight delivery service; and (c) upon the earlier of actual receipt thereof or five Business Days after the date of deposit in the United States mail if delivered by mail.

7.2  Section Headings. The article and section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. References in this Agreement to a designated “Article” or “Section” refer to an Article or Section of this Agreement unless otherwise specifically indicated.

7.3  Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

7.4  Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

(a)  The parties to this Agreement hereby agree to submit to the jurisdiction of the courts of the State of Delaware, the courts of the United States of America for the District of Delaware, and appellate courts from any thereof in any action or proceeding arising out of or relating to this Agreement.

(b)  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.5  Termination. This Agreement shall terminate as to any Holder upon the earlier of (i) the date that such Holder no longer beneficially owns any Registrable Securities and (ii) five (5) years from the date of this Agreement.

7.6  Amendments. This Agreement may be amended only by an instrument in writing executed by the Company and Holders holding at least a two-thirds of the Registrable Securities collectively held by them; provided, that any amendment that would disproportionately and adversely impact the rights hereunder of the Holders party hereto (other than the granting of demand rights to any new party to become a Holder hereunder and rights incidental thereto) shall require the prior approval of such Holder.

7.7  No Superior Agreements. The Company shall not hereafter enter into, and is not currently a party to, any agreement with respect to its Securities that is superior to or that in any way violates or subordinates the rights granted to the Holders by this Agreement. The Company’s entry into any such agreement shall require the prior written consent of Holders that hold a majority of the Registrable Securities as of such time.

7.8  Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. The registration rights granted under this Agreement supersede any registration, qualification or similar rights with respect to any of the Registrable Securities granted under any other agreement, and any of such preexisting registration rights are hereby terminated.

7.9  Severability. The invalidity or unenforceability of any specific provision of this Agreement shall not invalidate or render unenforceable any of its other provisions. Any provision of this Agreement held invalid or unenforceable shall be deemed reformed, if practicable, to the extent necessary to render it valid and enforceable and to the extent permitted by law and consistent with the intent of the parties to this Agreement.

7.10  Counterparts. This Agreement may be executed in multiple counterparts, including by electronic mail, in .pdf or any other form of electric delivery (including any electronic signature complying with U.S. federal ESIGN Act of 2000), each of which shall be deemed an original, but all of which together shall constitute the same instrument.

7.11 Equitable Remedies. The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

COMPANY:
FERMI INC.

By:	/s/ Toby Neugebauer
Name:	Toby Neugebauer
Title:	Chief Executive Officer

Signature Page to Fermi Inc. Registration Rights Agreement

AMARILLO TECH OPPORTUNITY II LLC:

By:	/s/ Alfredo Guerra
Name:	Alfredo Guerra
Title:	Vice President

ARK SOLUTIONS I, LLC:

By:	/s/ Noah Neugebauer
Name:	Noah Neugebauer
Title:	Manager

CHARLIE HAMILTON

By:	/s/ Charlie Hamilton
Name:
Title:

DMF VENTURES, LLC:

By:	/s/ DMF Ventures, LLC
Name:	Darren Fisk
Title:	Manager

DONOVAN CAPITAL, LLC:

By:	/s/ John Donovan
Name:	John Donovan
Title:	Manager

JACOBO ORTIZ

By:	/s/ Jacobo Ortiz Blanes
Name:
Title:

JOHN DONOVAN

By:	/s/ John Donovan
Name:
Title:

LADY BIRD ADVISORY 2 LLC:

By:	/s/ Miles Everson
Name:	Miles Everson
Title:	Manager

LAS BRISAS FINANCIAL SERVICES LLC:

By:	/s/ Alfredo Guerra
Name:	Alfredo Guerra
Title:	Vice President

Signature Page to Fermi Inc. Registration Rights Agreement

MILES EVERSON

By:	/s/ Miles Everson
Name:
Title:

NOAH NEUGEBAUER

By:	/s/ Noah Neugebauer
Name:
Title:

HOLDER:

By:	/s/ Toby Neugebauer
Name:	Toby Neugebauer

MELISSA A. NEUGEBAUER 2020 TRUST:

By:	/s/ Toby Neugebauer
Name:	Toby Neugebauer
Title:	Investment Trustee

VICKSBURG INVESTMENTS MANAGEMENT LLC:

By:	/s/ Toby Neugebauer
Name:	Toby Neugebauer
Title:	Managing Member

TMNN MANAGER LLC:

By:	/s/ Toby Neugebauer
Name:	Toby Neugebauer
Title:	Managing Member

WILLIAM B BAIER 2010 REVOCABLE TRUST:

By:	/s/ William Bret Baier
Name:	William Bret Baier
Title:	Investor

DMF VENTURES, LLC:

By:	/s/ DMF Ventures, LLC
Name:	Darren Fisk
Title:	Manager

NATE NEUGEBAUER

By:	/s/ Nate Neugebauer

ANDREW STAHL

By:	/s/ Andrew Stahl
Name:	Andrew Stahl
Title:

Signature Page to Fermi Inc. Registration Rights Agreement

TAGGART CAPITAL, LLC:

By:	/s/ Nate Neugebauer
Name:	Nate Neugebauer
Title:	Manager

ANSON EAST MASTER FUND LP

By:	/s/ Moez Kassam
Name:	Moez Kassam
Title:	Director of Co-Investment Advisor

ANSON INVESTMENTS MASTER FUND LP

By:	/s/ Moez Kassam
Name:	Moez Kassam
Title:	Director of Co-Investment Advisor

ANSON OPPORTUNITIES MASTER FUND LP

By:	/s/ Moez Kassam
Name:	Moez Kassam
Title:	Director of Co-Investment Advisor

BARNHART INVESTMENTS II LP

By:	/s/ Paul Barnhart III
Name:	Paul Barnhart III
Title:	Authorized Signatory

BEAUPRE FAMILY LLC

By:	/s/ Ryan Beaupre
Name:	Ryan Beaupre
Title:	Manager

CADDIS HOLDING LLC

By:	/s/ Griffin Perry
Name:	Griffin Perry
Title:	Manager

CAPM INVESTMENTS LTD

By:	/s/ Craig Massey
Name:	Craig Massey
Title:	Pres , GP Massi Management corp

CLG BLOCK INVESTMENTS LLC

By:	/s/ Chris Grottenthaler
Name:	Chris Grottenthaler
Title:	Investment Officer

DAVID BRANTLEY

By:	/s/ David Brantley
Name:	David Brantley
Title:

Signature Page to Fermi Inc. Registration Rights Agreement

FARON THIBODEAUX

By:	/s/ Faron J. Thibodeaux
Name:	Faron J. Thibodeaux
Title:

GUIDEBRIDGE LP

By:	/s/ Gene Zaino
Name:	Gene Zaino
Title:	Managing Member and GP Owner

HIGHLAND GLOBAL ALLOCATION FUND

By:	/s/ Frank Waterhouse
Name:	Frank Waterhouse
Title:	Treasurer

HUNTINGTON FERMI FUSION LLC

By:	/s/ Corey McKeon
Name:	Corey McKeon
Title:	Manager

JOHN MARSHALL MOORE

By:	/s/ Dr. John Marshall Moore
Name:	Dr. John Marshall Moore
Title:

LEE MCINTIRE

By:	/s/ Lee McIntire
Name:	Lee McIntire
Title:

MACQUARIE EQUIPMENT CAPITAL INC

By:	/s/ Joshua Stevens
Name:	Joshua Stevens
Title:	Division Director

MAD ENERGY LP

By:	/s/ Steve Youngdahl
Name:	Steve Youngdahl
Title:	Manager

Signature Page to Fermi Inc. Registration Rights Agreement

MM MILLENNIUM TRUST

By:	/s/ Matt Malouf
Name:	Matt Malouf
Title:	Trustee

MORIAH GROUP HOLDINGS LLC

By:	/s/ Cary D. Brown
Name:	Cary D. Brown
Title:	Manager

NEUGEBAUER 1998 CHILDREN’S TRUST FBO NATHAN R. NEUGEBAUER

By:	/s/ Neugebauer 1998 Children’s Trust FBO Nathan R. Neugebauer
Name:	Richard Floyd
Title:	Controller

NEXBANK SECURITIES INC

By:	/s/ Stacy Hodges
Name:	Stacy Hodges
Title:	CFO

NEXPOINT EVENT DRIVEN FUND

By:	/s/ Frank Waterhouse
Name:	Frank Waterhouse
Title:	Treasurer

PARLIAMENT CAPITAL SERIES III, LLC - SERIES J

By:	/s/ Jose Otero
Name:	Jose Otero
Title:	Authorized Representative

PARLIAMENT CREDIT OPPORTUNITIES FUND LLC

By:	/s/ Maribel Ortiz
Name:	Maribel Ortiz
Title:	Authorized Representative

PARX TREATS LLC

By:	/s/ Parx Treats LLC
Name:	Bart smith
Title:	President

PAUL RICE HEYBURN

By:	/s/ Paul Rice Heyburn
Name:	Paul Rice Heyburn
Title:

Signature Page to Fermi Inc. Registration Rights Agreement

TEXAS TECH UNIVERSITY

By:	/s/ Chris Gailey
Name:	Chris Gailey
Title:	Director of Investment Operations

TWO SEAS GLOBAL MASTER FUND LP

By:	/s/ Lawrence V. Palermo
Name:	Lawrence V. Palermo
Title:	Chief Financial Officer

NEUGEBAUER 1998 CHILDREN’S TRUST FBO NOAH T. NEUGEBAUER

By:	/s/ Neugebauer 1998 Children’s Trust FBO Noah T. Neugebauer
Name:	Richard Floyd
Title:	Controller

MOBILE POWER SOLUTIONS LLC

By:	/s/ Juan Pablo Elias Urdaneta
Name:	Juan Pablo Elias Urdaneta
Title:	Chief Executive Officer

Signature Page to Fermi Inc. Registration Rights Agreement

SCHEDULE A

CLASS A HOLDERS

Melissa A. Neugebauer 2020 Trust	[***]
Neugebauer 1998 Children’s Trust FBO Nathan R. Neugebauer	[***]
Neugebauer 1998 Children’s Trust FBO Noah T. Neugebauer	[***]
Ark Solutions I, LLC	[***]
Taggart Capital, LLC	[***]
Vicksburg Investments Management LLC	[***]
Caddis Holding LLC	[***]
Mobile Power Solutions LLC	[***]

PREFERRED UNIT HOLDERS

Barnhart Investments II LP	[***]
Huntington Fermi Fusion LLC	[***]
MAD Energy LP	[***]
Macquarie Equipment Capital Inc	[***]
Texas Tech University	[***]
Highland Global Allocation Fund	[***]
NexBank Securities Inc	[***]
Amarillo Tech Opportunity II LLC	[***]
Two Seas Global Master Fund LP	[***]
Parliament Credit Opportunities Fund LLC	[***]
Andrew Stahl	[***]
Anson Investments Master Fund LP	[***]
Nexpoint Event Driven Fund	[***]
Guidebridge LP	[***]
Moriah Group Holdings LLC	[***]
Lee McIntire	[***]
Parliament Capital Series III, LLC – Series J	[***]
Anson East Master Fund LP	[***]
CLG Block Investments LLC	[***]
Faron Thibodeaux	[***]
MM Millennium Trust	[***]
Anson Opportunities Master Fund LP	[***]
Beaupre Family LLC	[***]
Parx Treats LLC	[***]
CAPM Investments Ltd	[***]
David Brantley	[***]
Paul Rice Heyburn	[***]
John Marshall Moore	[***]

ENRICO HOLDERS

Enrico 1 LLC	[***]
Enrico 2 LLC	[***]
Enrico 3 LLC	[***]
Jacob Warnock	[***]

MANAGEMENT HOLDERS

TMNN Manager LLC	[***]
Toby Neugebauer	[***]
Charlie Hamilton	[***]
Jacobo Ortiz	[***]
John Donovan	[***]
Noah Neugebauer	[***]
Nate Neugebauer	[***]
Donovan Capital, LLC	[***]
DMF Ventures, LLC	[***]
William B Baier 2010 Revocable Trust	[***]
Las Brisas Financial Services LLC	[***]
Lady Bird Advisory 2 LLC	[***]
Donovan Capital, LLC	[***]
Miles Everson	[***]

Exhibit A

FORM OF ASSIGNMENT AND JOINDER

[ ], 20__

Reference is made to the Registration Rights Agreement, dated as of [ ] 20 , by and among Fermi Inc., a Texas corporation (the “Company”), and certain holders which hold Registrable Securities (as defined below) that become party thereto (the “Registration Rights Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement.

Pursuant to Section 6.1 of the Registration Rights Agreement, [ ] (the “Assignor”) hereby assigns [in part][or: in full] its rights and obligations under the Registration Rights Agreement to each of [ ], [ ] and [ ] (each, an “Assignee” and collectively, the “Assignees”). [For the avoidance of doubt, the Assignor will remain a party to the Registration Rights Agreement following the assignment in part of its rights and obligations thereunder to the undersigned Assignees.]

Each undersigned Assignee hereby agrees to and does become party to the Registration Rights Agreement. This assignment and joinder shall serve as a counterpart signature page to the Registration Rights Agreement and by executing below each undersigned Assignee is deemed to have executed the Registration Rights Agreement with the same force and effect as if originally named a party thereto and each Assignee’s shares of Common Stock shall be included as Registrable Securities under the Registration Rights Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have duly executed this assignment and joinder as of date first set forth above.

ASSIGNOR:

[ ]
By:
Name:
Title:

ASSIGNEE(S):

[ ]
By:
Name:
Title:

Exhibit B

1.	To the extent the Enrico Holders distribute Common Stock to their members, “demand rights” can be assigned to Robert Low.